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                                                                    EXHIBIT 10.5

                              REDEMPTION AGREEMENT
                              --------------------

     This Redemption Agreement (this "Agreement") is dated as of the 19th day of March, 1997 by and among Logical Design Solutions, Inc., a New Jersey corporation (the "Company"), and the persons set forth on Schedule 1.1 (each an
                                                          ------------
"Investor" and collectively the "Investors").

     Pursuant to the terms of a 9% Senior Subordinated Debenture and Warrant Purchase Agreement of even date (the "Purchase Agreement"), the Investors have acquired warrants (the "Warrants") to purchase an aggregate of 215,000 shares of the common stock, no par value per share, of the Company. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

     In consideration of the execution and deliver, of the Purchase Agreement and the agreements set forth below, the parties agree with each other as follows:

   1.  Option to Sell Warrants to Company.
       ----------------------------------

          Upon the first to occur of: (i) the liquidation, dissolution or winding up of the Company; (ii) the sale of all or substantially all of the Company's assets; (iii) the merger or consolidation of the Company with any Person, or the transfer of ownership of any voting shares of the Company to any Person as a consequence of which transaction described in this clause (iii) those Persons who held all of the voting shares of the Company immediately prior to such transfer do not hold a majority of the voting shares of the Company after the consummation of such transfer (a "Control Sale") (the items described in clauses (i) - (iii) referred to herein collectively as a "Liquidity Event"), or (iv) March 19, 2003, the Investors may require the Company to redeem the Warrants then held by them on the terms set forth herein; provided, however,
                                                          --------  -------
that if such request is made pursuant to clause (iv), then the Warrants as to which redemption has been requested shall be redeemed one-half on March 19, 2003, and one-half on March 19, 2004. The Company shall use its best efforts to give the Investors not less than 30 day's advance written notice of any proposed Liquidity Event, and, in the event that a Liquidity Event shall not occur on or before January 15, 2003, the Company shall give Investors notice on such date that the Investors may elect to request redemption of Warrants on March 19, 2003. Following receipt of such notice, any Investor or Investors holding an aggregate of not less than twenty percent (20%) of the total Shares held by the Investors may notify the Company that it or they intend to offer to the Company any or all of the Warrants then held by them for purchase by the Company. The Company shall promptly give notice of such intention to all other Investors who own Shares, and any Investor may, within ten (10) days of such notice, give the Company notice that it intends to offer to the Company any or all of the Warrants then held by it. The Company shall repurchase all Warrants so offered under this Agreement as set forth below. The option to sell Warrants pursuant to this Section 1 shall be referred to as the "Option."

   2.  Price.
       -----

          (a) The price to be paid by the Company for the Warrants to be sold under the Option shall be the fair market value of the Warrant Shares issuable upon exercise thereof, as of
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the date of such proposed repurchase. In the case of redemption requested in connection with a Liquidity Event, fair market value of Warrant Shares shall be the price payable to holders of shares of Common Stock in connection with such Liquidity Event. In the case of a redemption requested pursuant to clause (iv) of Section 1, fair market value shall be as agreed upon in good faith by the Company and the Representative (who shall be a Person selected by the Investors owning a majority of the Warrants to be redeemed hereunder and who shall be hereinafter referred to as the "Representative"), taking into account, in valuing such Warrants, all relevant facts and circumstances; provided, however,
                                                             --------  -------
that there shall be no discount to reflect the fact that the Warrants are illiquid or represent a minority interest in the Company. If no such agreement is reached within thirty (30) days after notice is given to the Company of the Investors' exercise of the Option under clause (iv), the fair market value shall be determined by appraisal as set forth below.

     (b) All appraisals shall be undertaken by two appraisers, one selected by the Board of Directors of the Company and one selected by the Representative. No Director who is affiliated with an Investor shall vote on the selection of the appraiser chosen by the Company. The fair market value shall be the fair market value arrived at by those appraisers within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the fair market value shall be the mean of the two valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the Warrants shall be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association in Boston, Massachusetts. The expenses of the appraiser chosen by the Company will be borne by it, the expenses of the appraiser chosen by the Investors will be borne by them, pro rata based on the number of Warrants
                                        --- ----
being redeemed, and the expenses of the third appraiser will be borne 50% by the Company and 50% by the Investors, pro rata based on the number of Warrants being
                                  --- ----
redeemed; provided, however that in the event any Investor previously offering
          --------  -------
his Warrants for repurchase shall notify the Company of its election not to sell any or all of its Warrants, such Investor will be obligated to pay a portion of the expenses of the third appraiser otherwise payable by the Company equal to a fraction, the numerator of which is the number of Warrants such Investor originally elected to be redeemed and the denominator of which is the total number of Warrants the Investors requested to be redeemed.

   3.  Payment.
       -------

     (a) Within fifteen (15) days following the determination of fair market value, as provided above, the Company shall purchase the Warrants tendered to it at the price

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established by this Agreement (the "Redemption Price"), and the
Investors shall deliver to the Company, upon receipt of payment therefor, the certificates for the Warrants duly endorsed by them for transfer.

     (b) Payment shall be made by check or wire transfer of funds to such bank account as each Investor shall direct.

   4.  Termination of Option.  The obligations of the Company to purchase the
       ---------------------
Warrants as provided in this Agreement shall terminate immediately prior to the consummation of a Liquidity Event.

   5.  Notices.  All notices or other communications required or permitted to be
       -------
delivered hereunder shall be in writing signed by the party giving the notice and sent by telecopier, express delivery service, or regular or certified mail to the address specified in the Purchase Agreement.

   6.  Entire Agreement.  This Agreement and the agreements referred to herein
       ----------------
constitute the entire agreement of the parties with respect to the matters contemplated herein. This Agreement and such other agreements supersede any and all prior understandings as to the subject matter of this Agreement.

   7.  Amendments, Waivers and Consents.  Any provision in this Agreement to the
       --------------------------------
contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from Persons holding an aggregate of at least a majority of the Warrants owned by the Investors.

   8.  Binding Effect; Assignment.  This Agreement shall be binding upon and
       --------------------------
inure to the benefit of the successors and assigns of the respective parties hereto.

   9.  General.  The headings contained in this Agreement are for reference
       -------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

   10.  Severability.  If any provision of this Agreement shall be found by any
        ------------
court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, with all the other provisions hereof continuing in full force and effect.

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   11.  Counterparts.  This Agreement may be executed in counterparts, all of
        ------------
which together shall constitute one and the same instrument.

                                     ******

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as an instrument under SEAL as of the date for first above written.

                                    LOGICAL DESIGN SOLUTIONS, INC.

                                        /s/ Mary Kay Brooks
                                    By:__________________________________
                                      Name:  Mary Kay Brooks
                                      Title: President

                                    SUMMIT VENTURES IV, L.P.

                                    By:  Summit Partners IV, L.P.,
                                         its General Partner

                                    By:  Stamps, Woodsum & Co. IV,
                                         its General Partner

                                        /s/ Kevin Mohan
                                    By:__________________________________
                                      General Partner

                                    SUMMIT INVESTORS, L.P.

                                        /s/ Kevin Mohan
                                    By:__________________________________
                                      Authorized Signatory

                                    /s/ Paul F. Lozier
                                    _____________________________________
                                    Paul F. Lozier

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

                                  SCHEDULE 1.1
                                  ------------



Investors
---------

Name and Address
----------------

Summit Ventures IV, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn: Kevin P. Mohan

Summit Investors III, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn: Kevin P. Mohan

Paul F. Lozier
40 Dellwood Drive
Madison, NJ 07940

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